EXHIBIT 10

NON QUALIFIED STOCK OPTION

AGREEMENT dated as of                     , 2005

(the “Grant Date”), between BHI ACQUISITION

CORP., a Delaware corporation (the “Company”),

and the optionee identified on the signature page

attached hereto (the “Optionee”).

WHEREAS, the Company, acting through its Board of Directors (the “Board”) has granted to the Optionee, effective as of the date of this Agreement, an option to purchase a number of shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:

Section 1. Option; Option Price. On the terms and subject to the conditions of this Agreement, the Optionee shall have the option (the “Option”) to purchase shares of Common Stock (“Shares”) at the price per Share (the “Option Price”) and in the amounts set forth on the signature page hereto. The Option is not intended to qualify for federal income tax purposes as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

Section 2. Term. The term of the Option (the “Option Term”) shall commence on the Grant Date and expire on the tenth anniversary of the Grant Date.

Section 3. Vesting. The Option shall be fully vested and non-forfeitable upon an initial public offering, registered under the Securities Act of 1933, as amended, of equity securities of the Company or of Borden Chemical, Inc. (an “IPO”) or, if earlier, upon the termination of the Optionee’s service as a member of the Board if such termination occurs in connection with the transactions contemplated by that certain Transaction Agreement dated April 22, 2005, by and among BHI Acquisition Corp., a Delaware corporation, BHI Merger Sub One Inc., a Delaware corporation, BHI Merger Sub Two Inc., a Delaware corporation, Borden Chemical, Inc., a New Jersey corporation, RPP Holdings LLC, a Delaware limited liability company, and Resolution Specialty Materials Holdings LLC, a Delaware limited liability company. The Option shall terminate immediately if the Optionee ceases to be a member of the Board prior to an IPO in any other circumstances.

Section 4. Exercise. Upon an IPO, the Option shall automatically be exercised as to all of the Shares subject to the Option.

Section 5. Payment of Option Price. Unless the Optionee makes arrangements with the Company prior to the exercise of the Option to pay the Option Price in cash (or by a reduction of cash otherwise payable to the Optionee by the Company), the aggregate Option Price shall be paid by the Company deducting from the number of Shares otherwise deliverable to the Optionee in connection with the exercise of the Option the number of shares having a value, based on the fair market value of such shares at the time of the IPO (which value shall equal the IPO price for such shares to the extent shares of common stock of the Company are offered in the IPO), equal to the aggregate Option Price. To the extent that a fractional share is withheld in excess of the Option Price, the Company shall settle such fractional share in cash.

Section 6. Issuance of Certificates. The Company shall issue stock certificates in the name of the Optionee (or other person exercising the Option in accordance with the provisions of Section 7), representing the Shares purchased upon exercise of the Option as soon as practicable after the IPO. Neither the Optionee nor any person exercising the Option in accordance with the provisions of Section 7 shall have any privileges as a stockholder of the Company with respect to any Shares of stock issuable upon exercise of the Option until the date of issuance of stock certificates representing such Shares pursuant to this Section 6.

Section 7. Restrictions on Transfer. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee and (unless the Optionee becomes subject to a disability) may be exercised during the lifetime of the Optionee only by the Optionee. If the Optionee dies or becomes subject to a disability, the Option shall thereafter be exercisable by his or her executors or administrators to the full extent to which the Option was exercisable by the Optionee at the time of his or her death or disability. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

Section 8. Adjustments. If the Common Stock is changed by reason of a stock split, reverse stock split, stock combination or stock dividend or reclassification, or converted into or exchanged for other securities or property as a result of a merger, consolidation, recapitalization or reorganization (a “Reorganization”), or if any extraordinary dividend or other distribution is paid on or in respect of Common Stock, the Board shall make such adjustments as shall be reasonably necessary to preserve to the Optionee rights substantially proportionate to his rights existing immediately prior to such transaction or event (but subject to the limitations and restrictions on such existing rights), including, without limitation, a corresponding adjustment changing the number and class of shares of stock subject to, and the Option Price of, the Option or portion thereof outstanding at the time of such transaction or event. The Company will not, in any event, permit the Option Price to be less than the par value of the Common Stock. Except as described above, no adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional Shares or other securities (except in connection with a Reorganization). Any adjustments under this Section 8 shall be made by the Board in its discretion and shall, absent manifest error, be conclusive and binding on the Optionee or any other person permitted to exercise the Option.

Upon a Realization Event, the Company may, but is not obligated to, purchase any portion of the Option then outstanding for a per share amount equal to (a) the amount per share received in respect of the Shares sold in such transaction constituting the Realization Event (b) less the Option Price thereof. For purposes of this Agreement, the term “Realization Event” shall have the meaning ascribed to such term under the Company’s 2004 Stock Incentive Plan.

Section 9. Optionee’s Service. Nothing in this Agreement shall confer upon the Optionee any right with respect to the continuation of such Optionee’s service as a director of the

Company or any of its affiliates or the nomination of such Optionee as a director of the Company or any of its affiliates or interfere in any way with any rights which such Optionee, the Company or its affiliates may have to terminate such Optionee’s service as a director of the Company or any of its affiliates at any time.

Section 10. Securities Law Representations. The Optionee acknowledges that the Option and the Shares are not being registered under the Securities Act, based, in part, in reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act, and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Optionee, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

•	The Optionee is acquiring the Option and, if and when the Option is exercised, will acquire the Shares solely for the Optionee’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or any applicable state securities laws.

•	The Optionee is an “Accredited Investor” as such term is defined in Securities and Exchange Commission Rule 501 promulgated under the Securities Act.

•	The Optionee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Option and the restrictions imposed on any Shares purchased upon exercise of the Option. The Optionee has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to exercise the Option and purchase the Shares. However, in evaluating the merits and risks of an investment in the Shares, the Optionee has and will rely only upon the advice of his own legal counsel, tax advisors, and/or investment advisors.

•	The Optionee is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the fair market value of the underlying Shares to an amount in excess of the Option Price, and that any investment in common shares of a closely held corporation such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•	The Optionee understands that any Shares acquired on exercise of the Option will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect. The Optionee acknowledges receiving a copy of Rule 144 promulgated under the Securities Act, as presently in effect, and represents that he or she is familiar with such rule, and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

•	The Optionee has read and understands the restrictions and limitations set forth in this Agreement.

•	The Optionee has not relied upon any oral representation made to the Optionee relating to the Option or the purchase of the Shares on exercise of the Option or upon information presented in any promotional meeting or material relating to the Option or the Shares.

•	The Optionee understands and acknowledges that, if and when the Option is exercised, (a) any certificate evidencing the Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) when issued shall bear any legends which may be required by applicable state securities laws, and (b) the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws.

Section 11. Notices. All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to it at:

c/o Borden Chemical, Inc.

180 East Broad Street

Columbus, OH 43215

Facsimile: (614) 225-2108

Attention: Nancy G. Brown, Esq.,

Vice President and General Counsel

With copies (which shall not constitute notice) to:

BHI Investment LLC

c/o Apollo Management V, L.P.

9 West 57th Street

New York, New York 10019

Facsimile: (212) 515-3264

Attention: Josh Harris; and

O’Melveny & Myers LLP

7 Times Square

New York, NY 10036

Telecopy: (212) 326-2061

Attention: John J. Suydam, Esq.

If to the Optionee:

Apollo Management V, L.P.

9 West 57th Street

New York, New York 10019

Facsimile: (212) 515-3264

Attention: [Name of Optionee]

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 12. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 13. Compliance with Securities Laws. No Shares shall be issued and delivered pursuant to the Option, unless and until the Company and/or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction. Stock certificates representing Shares acquired pursuant to the Option that have not been registered under the Securities Act shall, if required by the Board, bear such legends as may be required by applicable law. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement.

Section 14. Modification of Rights. The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement (with respect to the Options granted hereby). Notwithstanding the foregoing, the Optionee’s rights under this Agreement may not be impaired without the Optionee’s prior written consent.

Section 15. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION)

THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 16. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 17. Entire Agreement. This Agreement (and the other writings referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

Section 18. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 19. Enforcement. In the event the Company or any Optionee institutes litigation to enforce or protect its rights under this Agreement, the party prevailing in any such litigation shall be paid by the non-prevailing party, in addition to all other relief, all reasonable attorneys’ fees, out-of-pocket costs and disbursements relating to such litigation.

Section 20. Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Nonqualified Stock Option Agreement as of the date first written above.

BHI ACQUISITION CORP.

By:
Name:
Title:

OPTIONEE

Name:

Number of Shares of Common Stock subject to Option:	________

Option Price:	$2.89